UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
January 25, 2013

NUANCE COMMUNICATIONS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-27038	94-3156479
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1 Wayside Road Burlington, Massachusetts 01803
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (781) 565-5000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders

On January 25, 2013, Nuance Communications, Inc. (the “Company”) held its 2013 Annual Meeting of Stockholders (the “Annual Meeting”). At the Annual Meeting, the stockholders cast their votes on the following four proposals as follows:

Proposal 1: To elect nine members of the Company’s Board of Directors:

Nominee	For	Against	Abstain	Broker Non-Votes
Paul Ricci	221,717,018	7,061,220	3,851,574	37,010,241
Robert Frankenberg	176,156,535	56,279,753	193,524	37,010,241
Patrick Hackett	216,818,537	15,616,323	194,952	37,010,241
William Janeway	216,813,319	15,627,726	188,767	37,010,241
Mark Laret	230,981,779	1,450,015	198,018	37,010,241
Katharine Martin	200,510,848	31,932,124	186,840	37,010,241
Mark Myers	175,826,703	56,610,514	192,595	37,010,241
Philip Quigley	230,928,646	1,497,066	204,100	37,010,241
Robert Teresi	226,465,954	5,973,365	190,493	37,010,241

Proposal 2: To approve an amendment to the Company’s 2000 Stock Plan to increase the shares available for issuance from 52,550,000 to 60,550,000 shares:

For	Against	Abstain	Broker Non-Votes
177,172,136	55,270,219	187,457	37,010,241

Proposal 3: To approve a non-binding advisory vote on executive officer compensation:

For	Against	Abstain	Broker Non-Votes
95,866,327	135,827,081	936,404	37,010,241

Proposal 4: To ratify the appointment of BDO USA, LLP as the Company’s independent registered public accounting firm for the fiscal year ending September 30, 2013:

For	Against	Abstain
267,790,542	1,586,529	262,982

For more information about the foregoing proposals, see the Company’s definitive proxy statement dated December 14, 2012.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NUANCE COMMUNICATIONS, INC.

Date: January 31, 2013	By:	/s/ Thomas L. Beaudoin
Thomas L. Beaudoin Chief Financial Officer